UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2012

Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On March 8, 2012, Molycorp, Inc., a Delaware corporation (the “Company”), entered into a definitive arrangement agreement (the “Agreement”) to acquire all of the outstanding common shares of Neo Material Technologies Inc. (“Neo”) for an aggregate purchase price of approximately $1.3 billion (Cdn $1.3 billion).  Neo shareholders will receive consideration equal to Cdn $11.30 per share, consisting of Cdn $8.05 in cash and 0.1220 shares of the Company’s common stock (“Common Stock”).  Neo shareholders will have the right to elect their preferred consideration mix of cash and shares of Common Stock, with the aggregate consideration being pro rated to approximately 71.2% cash and approximately 28.8% Common Stock.

The Agreement provides for customary representations, warranties and covenants, including, among others, customary termination fees.  The acquisition contemplated by the Agreement (the “Acquisition”) is expected to close in the second or third quarter of 2012, subject to court approval, approval by Neo shareholders, relevant regulatory approvals and other customary closing conditions.

The Company intends to finance the majority of the cash portion of the consideration for the Acquisition, and has obtained a financing commitment for a bridge facility.

The description above of the Agreement is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02.                  Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Agreement and the issuance of Common Stock thereunder is incorporated herein by reference.

The shares of Common Stock to be issued in connection with the Acquisition will be issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements under the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval.

Item 7.01                     Regulation FD Disclosure.

A summary of the terms and conditions of the committed bridge facility referred to above in Item 1.01 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.  The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Arrangement Agreement, dated March 8, 2012, by and among Molycorp, Inc., 0934634 B.C. Ltd. and Neo Material Technologies Inc.*

99.1	Summary of the Terms and Conditions of Bridge Facility.

*     Certain of the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ Andrea G. Leider
	Name:	Andrea G. Leider
	Title:	Senior Counsel and Corporate Secretary

Date: March 14, 2012

Exhibit Index

Exhibit Number	Description

2.1	Arrangement Agreement, dated March 8, 2012, by and among Molycorp, Inc., 0934634 B.C. Ltd. and Neo Material Technologies Inc.*

99.1	Summary of the Terms and Conditions of Bridge Facility.

*     Certain of the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.